UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2015

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2015, Endologix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. (the “Underwriter”), in connection with the registered underwritten public offering (the “Offering”) of up to $110,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Notes”). The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional $15,000,000 aggregate principal amount of the Notes solely to cover over-allotments, if any (the “Option”). On October 29, 2015, the Underwriter exercised the Option in full. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $121.1 million. The Offering is expected to close on or about November 2, 2015, subject to customary closing conditions. The Notes are to be issued pursuant to a base indenture, as supplemented by one or more supplemental indentures, in each case to be entered into between the Company and Wells Fargo Bank, National Association, as trustee.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the Company and the Underwriter, respectively, and indemnification, termination and other customary provisions.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-207615) (the “Registration Statement”), which became effective October 26, 2015, and the prospectus dated October 26, 2015 included in the Registration Statement, as supplemented by a prospectus supplement dated October 27, 2015.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On October 26, 2015 the Company announced the Offering and on October 27, 2015 the Company announced the pricing of the Notes to be issued and sold in the Offering. The full texts of the press releases issued in connection with the Offering and pricing announcements are attached as Exhibit 99.1 and Exhibit 99.2, respectively, hereto.

The information set forth in this Item 7.01 and in each press release attached as Exhibit 99.1 and Exhibit 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

In connection with the offering of the Notes, the Company is filing the opinion and consent of its counsel, Stradling Yocca Carlson & Rauth, P.C., regarding the validity of the securities, as Exhibits 5.1 and 23.1 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 27, 2015, by and between Endologix, Inc. and Piper Jaffray & Co.

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Endologix, Inc. on October 26, 2015.

99.2	Press release issued by Endologix, Inc. on October 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 29, 2015	/s/ John McDermott
John McDermott
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 27, 2015, by and between Endologix, Inc. and Piper Jaffray & Co.

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release issued by Endologix, Inc. on October 26, 2015.

99.2	Press release issued by Endologix, Inc. on October 28, 2015.